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                             LNB Bancorp, Inc.

                           Exhibit to Form 11 - K

               (for the fiscal year ended December 31, 2003)

                        S - K Reference Number (23)

          Consent of Independent Registered Public Accounting Firm



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                                                                      Exhibit 23




          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
LNB Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statement No. 33-65034 on Form S-8 of LNB Bancorp, Inc. of our report dated June 11, 2004, with respect to the statements of assets available for distribution to participants of The Lorain National Bank Employee Stock Ownership Plan as of December 31, 2003 and 2002, and the related statement of changes in assets available for distribution to participants for the year ended December 31, 2003 and all related supplemental schedules, which report appears on Form 11-K of LNB Bancorp, Inc.

/s/ KPMG LLP
Cleveland, Ohio
June 28, 2004